                        Independent Auditors' Consent

The Board of Trustees
Oppenheimer MidCap Fund:

We consent to the use of or incorporation by reference in this Registration
Statement of Oppenheimer MidCap Fund on Form N-14 of our report dated
November 21, 2002 relating to the financial statements and financial highlights appearing in the October 31, 2002 Annual Report to the
Shareholders of Oppenheimer MidCap Fund.

/s/KPMG
KPMG

Denver, Colorado
June 26, 2003

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment
No. 1 to File No. 333-106296 of Oppenheimer MidCap Fund on Form N-14 of our
report on the Oppenheimer Select Managers Gartmore Millennium Growth Fund II
dated December 20, 2002, appearing in the Combined Prospectus and Proxy
Statement and in the Statement of Additional Information, which are part of such Registration Statement.  We also consent to the reference to us under the headings "What are the Tax Consequences of the Reorganization" and
"Agreement and Plan of Reorganization" in the combined Proxy Statement and
Prospectus which are part of such Registration Statement.

We also consent to the use of our draft Tax Opinions in exhibit 16(12) in
Part C which are part of the combined Proxy Statement and Prospectus.

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
June 26, 2003